Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Current Report on Form 8-K/A and in the following registration statements:

(1) Registration Statements (Form S-8 Nos. 333-175889, 333-190178, 333-197916, and 333-212871) pertaining to the 2011 Equity Incentive Plan of Neurocrine Biosciences, Inc.,

(2) Registration Statements (Form S-8 Nos. 333-199837 and 333-216067) pertaining to the Inducement Plan of Neurocrine Biosciences, Inc.,

(3) Registration Statements (Form S-8 Nos. 333-205933 and 333-223020) pertaining to the 2011 Equity Incentive Plan and Inducement Plan of Neurocrine Biosciences, Inc.,

(4) Registration Statement (Form S-8 No. 333-226971) pertaining to the 2011 Equity Incentive Plan and 2018 Employee Stock Purchase Plan of Neurocrine Biosciences, Inc.,

(5) Registration Statement (Form S-8 No. 333-234501) pertaining to the 2011 Equity Incentive Plan of Neurocrine Biosciences, Inc.,

(6) Registration Statement (Form S-8 No. 333-240301) pertaining to the 2020 Equity Incentive Plan of Neurocrine Biosciences, Inc.,

(7) Registration Statement (Form S-8 No. 333-266530) pertaining to the 2020 Equity Incentive Plan and 2018 Employee Stock Purchase Plan of Neurocrine Biosciences, Inc.

(8) Registration Statements (Form S-8 Nos. 333-273554 and 333-281163) pertaining to the 2020 Equity Incentive Plan of Neurocrine Biosciences, Inc., and

(9) Registration Statement (Form S-8 No. 333-287477) pertaining to the 2025 Equity Incentive Plan and 2018 Employee Stock Purchase Plan of Neurocrine Biosciences, Inc.

of our reports dated February 25, 2026 with respect to our audits of the consolidated financial statements of Soleno Therapeutics, Inc. as of and for the year ended December 31, 2025 and the effectiveness of internal control over financial reporting of Soleno Therapeutics, Inc. as of December 31, 2025 included in the Annual Report on Form 10-K of Soleno Therapeutics, Inc.

/s/ CBIZ CPAs P.C.

San Francisco, CA

July 31, 2026